    RYDER SCOTT COMPANY
                           PETROLEUM CONSULTANTS

TBPE REGISTERED ENGINEERING FIRM F-1580                                                                           FAX (713) 651-0849
1100 LOUISIANA    SUITE 3800HOUSTON, TEXAS 77002-5235                                                TELEPHONE (713) 651-9191

EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

For filings made with the SEC under the 1933 Securities Act, we have provided our written consent for the references to our name as well as to the references to our third party report in the registration statements on Forms S-3 and S-8 filed by McMoRan Exploration Co. (McMoRan) and the related Form S-4 filed by the Gulf Coast Ultra Deep Royalty Trust.  Our consent for such use is included as a separate exhibit to the filings made with the SEC by McMoRan.

McMoRan makes periodic filings on Form 10-K with the SEC under the 1934 Exchange Act.  Furthermore, McMoRan has certain registration statements filed with the SEC under the 1933 Securities Act into which any subsequently filed Form 10-K is incorporated by reference.  We have consented to the incorporation by reference in the registration statements on Forms S-3 and S-8 of McMoRan and the related Form S-4 of the Gulf Coast Ultra Deep Royalty Trust of the references to our name as well as to the references to our third party report for McMoRan, which appear in the December 31, 2012 annual report on Form 10-K of McMoRan.  Our written consent for such use is included as a separate exhibit to the filings made with the SEC by McMoRan.

\s\ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P
TBPE Firm Registration No. F-1580

Houston, Texas
February 22, 2013

SUITE  600,  1015  4TH  STREET, S.W.CALGARY, ALBERTA T2R 1J4TEL (403) 262-2799FAX (403) 262-2790
621  17TH STREET, SUITE 1550DENVER, COLORADO 80293-1501TEL (303) 623-9147FAX (303) 623-4258